CADENCE DESIGN SYSTEMS, INC.
                    A Delaware Corporation
                1993 DIRECTORS STOCK OPTION PLAN
                   As Adopted July 22, 1993


     1. Purpose. This Stock Option Plan ("Plan") is established to provide equity incentives for members of the Board of Directors of Cadence Design Systems, Inc., a Delaware corporation (the "Company") who are not employees of the Company, by granting such persons options to purchase shares of stock of the Company.

     2. Adoption and Stockholder Approval. This Plan shall become effective on the date that it is adopted by the Board of Directors (the "Board") of the Company. This Plan shall be approved by the stockholders of the Company within twelve months before or after the date this Plan is adopted by the Board.

     3. Types of Options and Shares. Options granted under this Plan (the "Options") shall be nonqualified stock options ("NQSOs"). The shares of stock that may be purchased upon exercise of Options granted under this Plan
(the "Shares") are shares of the common stock of the Company.

     4. Number of Shares. The maximum number of Shares that may be issued pursuant to Options granted under this Plan is 107,223 Shares*, subject to adjustment as provided in this Plan. If any Option is terminated for any reason without being exercised in whole or in part, the Shares thereby released from such Option shall be available for purchase under other Options subsequently granted under this Plan. At all times during the term of this Plan, the Company shall reserve and keep available such number of Shares as shall be required to satisfy the requirements of outstanding Options under this Plan.

     5. Administration. This Plan shall be administered by the Board or by a committee of not less than two members of the Board appointed to administer this Plan (the
"Committee"). As used in this Plan, references to the Committee shall mean either such Committee or the Board if no committee has been established. The interpretation by the Committee of any of the provisions of this Plan or any Option granted under this Plan shall be final and binding upon the Company and all persons having an interest in any Option or any Shares purchased pursuant to an Option.

     6. Eligibility. The Directors Plan provides that options may be granted only to such directors of the Company (collectively, "Optionees" and individually "Optionee") as the Committee shall select from time to time; provided, however, that no director of the Company who is also an employee of the Company or of any parent or subsidiary of the Company may be granted an Option. Optionees may be granted more than one Option; provided, however, that the aggregate number of shares subject to all Options granted to an Optionee will be as follows: (i) 100,000 shares, in the case of Options granted to the Chairman of the Board and
(ii) 50,000 shares, in the case of Options granted to any other director. Options will be granted on the date or dates specified in Section 7(d) below. The provisions of this Section 6 shall not be amended more than once every six months, other than to comply with changes in the Internal Revenue Code of 1986, as amended or the rules thereunder.

     7. Terms and Conditions of Options. The Committee shall determine all terms and conditions of the Option, subject to the following terms and conditions:

          (a) Form of Option Grant. Each Option granted under this Plan shall be evidenced by a written Stock Option Grant ("Grant") in such form (which need not be the same for each Optionee) as the Committee shall from time to time approve, which Grant shall comply with and be subject to the terms and conditions of this Plan.

          (b) Exercise Price. The exercise price of an Option shall be the fair market value of the Shares, at the time that the Option is granted, as determined by the Committee in good faith; provided, however, that where there is a public market for the Company's Common Stock, the fair market value per Share shall be the average of the high and low closing sales price of the Company's Common Stock on the date of grant, as quoted on the New York Stock Exchange.

*Does not include 337,777 Options granted under the predecessor plan (the 1988 Directors Stock Option Plan).

          (c)  Exercise Period.  Options shall be
exercisable as to 1/3rd of the Shares on the first anniversary of the Grant Date and as to an additional 1/36th of the Shares for each full month thereafter, and remain exercisable for a period of ten years; provided, however, that no Option shall be exercisable after the expiration of ten years from the date of grant, and provided further that notwithstanding anything to the contrary, with respect to the initial grant of an Option, if an Optionee ceases to serve as Chairman of the Board but continues to serve as a member of the Board, then Options to purchase in excess of an aggregate of 50,000 shares ("Extra Options") held by such Optionee shall terminate and may not be exercised, except within the time periods and to the extent described in the Grant, with the date of such cessation deemed the Termination Date, and the fact of such cessation deemed the cessation or termination of service as a Director, within the meaning of those Sections with respect only to such Extra Options.

          (d) Date of Grant. The initial Option grant to a director shall be for 20,000 shares and such Option will be deemed granted on the date of appointment to the position of director. Subsequent grants in increments of 15,000 shares up to the maximum of 50,000 shares shall be immediately after the date on which his or her outstanding options become fully exercisable. The date of grant of an Extra Option for the Chairman of the Board and Chairman of the Compensation Committee shall be immediately upon election to such position, whichever is later, or upon stockholder approval of an amendment to the Plan, authorizing such Extra Option. The Grant representing the Option shall be delivered to the Optionee within a reasonable time after the granting of the Option.

     8.   Exercise of Options.

          (a) Notice. Options may be exercised only by delivery to the Company of written notice and exercise agreement in a form approved by the Committee, stating the number of Shares being purchased, the restrictions imposed on the Shares and such representations and agreements regarding the Optionee's investment intent and access to information as may be required by the Company to comply with applicable securities laws, together with payment in full of the exercise price for the number of Shares being purchased.

          (b)  Payment.  Payment for the Shares may be made
(i) in cash (by check), (ii) by surrender of shares of common stock of the Company having a fair market value equal to the exercise price of the Option: (iii) where permitted by applicable law, by tender of a full recourse promissory note having such terms as may be approved by the Committee; or (iv) by any combination of the foregoing.

          (c) Withholding Taxes. Prior to issuance of the Shares upon exercise of an Option, the Optionee shall pay or make adequate provision for federal or state withholding obligations of the Company, if applicable.

          (d) Limitations on Exercise. Notwithstanding the exercise periods set forth in the Grant, exercise of an Option shall always by subject to the following limitations:

               (i)  An Option shall not be exercisable
unless such exercise is in compliance with the Securities
Act of 1933, as amended, and all applicable state securities laws, as they are in effect on the date of exercise.

               (ii) An Option shall not be exercisable until this Plan has been approved by the stockholders of the Company.

               (iii)     The Committee may specify a
reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent the Optionee from exercising the full number of Shares as to which the Option is then exercisable.

     9. Nontransferability of Options. During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee. No Option may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution.
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     10.  Privileges of Stock Ownership.  No Optionee shall
have any of the rights of a stockholder with respect to any Shares subject to an Option until the Option has been validly exercised. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date of exercise, except as provided in this Plan. The Company shall provide to each Optionee a copy of the annual financial statements of the Company, at such time after the close of each fiscal year of the Company as they are released by the Company to its stockholders.

     11. Adjustment of Option Shares. In the event that the number of outstanding shares of common stock of the Company is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration, the number of Shares available under this Plan and the number of Shares subject to outstanding Options and the exercise price per share of such Options shall be proportionately adjusted, subject to any required action by the Board or stockholders of the Company and compliance with applicable securities laws; provided, however, that no certificate or scrip representing fractional shares shall be issued upon exercise of any Option and any resulting fractions of a Share shall be ignored.

     12. No Obligation to Retain. Nothing in this Plan or any Option granted under this Plan shall confer to any Optionee any right to continue as a Director of the Company.

     13. Compliance with Laws. The grant of Options and the issuance of Shares upon exercise of any Options shall be subject to and conditioned upon compliance with all applicable requirements of law, including without limitation compliance with the Securities Act of 1933, as amended, any required approval by the Commissioner of Corporations of the State of California, compliance with all other applicable state securities laws and compliance with the requirements of any stock exchange on which the Shares may be listed.
The Company shall be under no obligation to register the Shares with the Securities and Exchange Commission or to effect compliance with the registration or qualification requirement of any state securities laws or stock exchange.

     14. Acceleration of Options on Acquisition. In the event of a dissolution or liquidation of the Company, a merger in which the Company is not the surviving corporation, or the sale of substantially all of the assets of the Company, any or all outstanding Options shall, notwithstanding any contrary terms of the Grant, accelerate and become exercisable in full prior to the consummation of such dissolution, liquidation, merger or sale of assets.

     15. Amendment or Termination of Plan. Subject to the limitations set forth in Section 6 above, the Committee may at any time terminate or amend this Plan in any respect (including, but not limited to, any form of Grant, agreement or instrument to be executed pursuant to this Plan); provided, however, that the Committee shall not, without the approval of the stockholders of the Company, increase the total number of Shares available under this Plan (except by operation of the provisions of this Plan) or change the class of persons eligible to receive Options. In any case, no amendment of this Plan may adversely affect any then outstanding Options or any unexercised portions thereof without the written consent of the Optionee.

     16. Term of Plan. Options may be granted pursuant to this Plan from time to time within a period of ten years from the date this Plan is adopted by the Board of Directors.